Exhibit 10.1

NATIONWIDE HEALTH PROPERTIES, INC.

2005 PERFORMANCE INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (this “Award Agreement”) dated [                        ] by and between Nationwide Health Properties, Inc., a Maryland corporation (the “Corporation”), and [                        ] (the “Participant”) evidences the award (the “Award”) granted by the Corporation to the Participant of the number of stock appreciation rights (the “SARs”) first set forth below.

Number of SARs:[1]	[	]	Award Dated: [	]
Base Price per SAR:[1]	$[	]
Vesting[1] The Award shall become vested as to one-third of the total number of SARs subject to the Award on each of the first, second and third anniversaries of the Award Date.

The Award is granted under the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Appreciation Rights (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“PARTICIPANT”	NATIONWIDE HEALTH PROPERTIES, INC. a Maryland corporation

By:
Signature

Print Name:
Print Name

Title:

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 7.1 of the Plan.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

1. Vesting; Limits on Exercise.

Subject to Section 5, the Award shall vest in percentage installments of the aggregate number of SARs subject to the Award as set forth on the cover page of this Award Agreement. The SARs are payable only to the extent the SARs are vested. Fractional SARs shall be disregarded, but may be accumulated.

2. Continuance of Employment/Service Required; No Employment/Service Commitment.

Except as otherwise expressly provided in Section 5, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement; and employment or service for only a portion of any vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan for such vesting period (or for any later vesting period).

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

3. Dividend Equivalent Rights.

In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the SARs subject to the Award or stock units credited pursuant to this Section 3 (the “Stock Units”) either have been paid pursuant to Section 4 or have terminated pursuant to Section 5, the Corporation shall credit the Participant with a number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid SARs subject to the Award and Stock Units credited pursuant to this Section 3 (with such total number subject to adjustment pursuant to Section 7.1 of the Plan), divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on the related dividend payment date. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Award Agreement. Any Stock Units credited pursuant to this Section 3 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the SARs to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3 with respect to any SARs or Stock Units which, as of the related dividend payment record date, have either been paid pursuant to Section 4 or terminated pursuant to Section 5.

4. Payment of Award.

4.1 Payment of Award. Subject to Section 5, the SARs and related Stock Units automatically will become payable upon the third anniversary of the Award Date (the “Payment Date”).

4.2 Payment Amount. Upon the Payment Date, the SARs and related Stock Units shall terminate and the Participant will be entitled to receive payment therefor of an amount (subject to the tax withholding provisions of Section 4.5) equal to the sum of:

(a)	the per-share fair market value (determined in accordance with the applicable provisions of the Plan) of the Common Stock of the Corporation as of the Payment Date, multiplied by the number of then-outstanding and vested Stock Units; plus

(b)	the positive or negative difference obtained by subtracting the Base Price of the SARs from the per-share fair market value (determined in accordance with the applicable provisions of the Plan) of the Common Stock of the Corporation as of the Payment Date, multiplied by the number of then-outstanding and vested SARs.

If such amount is a negative number, the SARs and related Stock Units shall terminate and no payment will be made with respect thereto.

4.3 Form of Payment. The amount determined under Section 4.2 will be paid to the Participant on or as soon as administratively practicable after the Payment Date by delivery to the Participant of a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to (i) the amount of the payment determined under Section 4.2, divided by (ii) the fair market value of a share of Common Stock as of the Payment Date. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to the SARs or Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the SARs or Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any SARs or Stock Units that are paid or that terminate pursuant to Section 5.

4.4 Award Not Funded. SARs and Stock Units payable under this Award Agreement will be paid from the general assets of the Corporation, and no special or separate reserve, fund or deposit will be made to assure payment of the SARs or Stock Units. Neither this Award Agreement nor any action taken pursuant to the provisions of this Award Agreement will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and Participant (or any other person). To the extent that Participant (or any permitted transferee) acquires a right to receive payment pursuant to any SAR or Stock Unit hereunder, such right will be no greater than the right of any unsecured general creditor of the Corporation.

4.5 Tax Withholding. Subject to Section 8.1 of the Plan and such rules and procedures as the Administrator may impose, upon any distribution of shares of Common Stock in respect of the Award, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that the Participant has, subject to the approval of the Administrator, made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

5. Effect of Change in Control or Termination of Employment.

5.1 Effect of Change in Control. Upon the dissolution of the Corporation or other event described in Section 7.1 of the Plan (which generally covers certain mergers or similar reorganizations) that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) or a Change in Control Event (an “Acceleration Event”), if the SARs subject to the Award and related Stock Units are not then otherwise fully vested (and have not previously terminated), they shall automatically become vested upon the occurrence of such Acceleration Event and shall be payable in accordance with Section 4 as if the effective date of the Acceleration Event were the Payment Date, unless provision has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption or exchange of the Award in connection with such Acceleration Event, in which case the effective date of such Acceleration Event shall not be treated as the Payment Date (and instead the Payment Date shall continue to be the third anniversary of the Award Date).

5.2 Effect of Termination of Participant’s Employment or Services. Subject to earlier termination pursuant to Section 5.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

•

other than as expressly provided below in this Section 5.2, (a) the SARs and related Stock Units, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (b) the SARs and related Stock Units, to the extent vested on the Severance Date, shall be payable in accordance with Section 4 as if the Severance Date were the Payment Date;

•

if the termination of the Participant’s employment or services is the result of the Participant’s death or Total Disability (as defined below), (a) the SARs and related Stock Units, to the extent not vested on the Severance Date, shall become fully vested as of the Severance Date, and (b) the SARs and related Stock Units shall be payable in accordance with Section 4 as if the Severance Date were the Payment Date; and

•

if the termination of the Participant’s employment or services is the result of the Participant’s Retirement (as defined below), (a) the SARs and related Stock Units, to the extent not previously terminated as of the Severance Date, shall continue to vest following the Severance Date in accordance with the vesting schedule set forth on the cover page of this Award Agreement, and (b) the SARs and related Stock Units shall be payable in accordance with Section 4 (with the Payment Date continuing to be the third anniversary of the Award Date).

For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Award, “Retirement” means a termination of employment or services by the Participant that occurs both (a) upon or after the Participant’s attainment of age 60 and (b) upon or after the Participant’s completion of five years of service to the Corporation and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Corporation’s 401(k) plan).

In all events the Award is subject to earlier termination as contemplated by Section 5.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Award Agreement.

6. Non-Transferability.

The Award and any other rights of the Participant under this Award Agreement or the Plan are nontransferable and exercisable by and payable to only the Participant, except as set forth in Section 5.7 of the Plan.

7. Notices.

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8. Plan.

The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9. Construction; Section 409A.

It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any provision of this Award Agreement to the contrary, if the Participant is a “specified employee” as defined in Code Section 409A and, as a result of that status, any portion of the payments under this Award Agreement would otherwise be subject to taxation pursuant to Code Section 409A, the Participant shall not be entitled to any payments upon a termination of his employment until the earlier of (i) the date which is six (6) months after his termination of employment for any reason other than death, or (ii) the date of the Participant’s death; provided the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay. The Corporation and the Participant agree to act reasonably and to cooperate to amend or modify this Award Agreement to the extent reasonably necessary to avoid the imposition of the tax under Code Section 409A.

10. Entire Agreement; Applicability of Other Agreements.

This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding the foregoing, if the Participant is subject to a written employment, change in control or similar agreement with the Corporation that is in effect as of the Participant’s Severance Date and the Participant would be entitled under the express provisions of such agreement to greater rights with respect to accelerated vesting of the Award in connection with the termination of the Participant’s employment in the circumstances, the provisions of such agreement shall control with respect to such vesting rights, and the corresponding provisions of this Award Agreement shall not apply.

11. Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

12. Effect of this Agreement.

Subject to the Corporation’s right to terminate the Award pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

13. Counterparts.

This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.